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                                                                    Exhibit 23.3



ALLEN C. EWING & CO.                           50 North Laura Street, Suite 3625
INVESTMENT BANKERS                             Jacksonville, Florida 32202-3812
JACKSONVILLE.ORLANDO.TAMPA                     Telephone  904-354-5573
                                               Telecopier  904-354-7033



                        CONSENT OF ALLEN C. EWING & CO.


We hereby consent to the filing of our opinion to the Board of Directors of Murdock Florida Bank as an exhibit to the Prospectus/Proxy Statement included in the Registration Statement on Form S-4 of American Bancshares, Inc. and to the references to us and to our opinion in the Prospectus/Proxy Statement that forms a part of the Registration Statement. In giving this consent we do not concede that we are within any category of persons whose consent is required in the Registration Statement.



ALLEN C. EWING & CO.




By:  /s/  Benjamin C. Bishop, Jr.
   ----------------------------------
    Benjamin C. Bishop, Jr.
    President and Chief Executive Officer





Jacksonville, Florida
January 29, 1998